Exhibit 99.1

Sphere concedes it will no longer seek to impose any liability for impersonation of its CFO

Sphere’s concession means that Gryphon is no longer subject to liability on the basis of these allegations

Las Vegas, NV — July 17, 2024 -- Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”), a bitcoin mining company that is independently certified to be 100% renewable and pursuing a negative carbon strategy, is providing an update regarding its ongoing litigation with Sphere 3D.

On June 27, 2024, during a court conference in the litigation proceedings between Gryphon Digital Mining, Inc. (“Gryphon”) and Sphere 3D Corp. (“Sphere”) in the U.S. District Court for the Southern District of New York, Sphere conceded that it was no longer seeking to impose any liability against Gryphon for events that occurred in early 2023 in which a hostile threat actor impersonated Sphere’s chief financial officer in an email sent to both Sphere and Gryphon’s personnel and requested the transfer of twenty-six (26) bitcoin from a Sphere wallet controlled by Gryphon.

As background, Sphere filed an action against Gryphon on April 7, 2023. Sphere’s claims were, in part, predicated on allegations that Gryphon was responsible for the hostile threat actor’s conduct in early 2023. After the incident, Gryphon engaged a third-party to perform an independent forensic investigation, which concluded that Gryphon’s internal security systems were not breached.

Sphere’s concession during the June 27, 2024 court conference means that Gryphon is no longer subject to liability on the basis of these allegations. Gryphon believes that Sphere’s remaining allegations also lack merit and will vigorously defend against them. Meanwhile, Gryphon continues to aggressively pursue its own claim against Sphere, which is predicated on Sphere’s flagrant and repeated breaches of the MSA. Gryphon is seeking approximately $45 million in damages from Sphere for Sphere’s breaches of the MSA. The parties are in the early stages of discovery in this action.

Gryphon is represented by Hogan Lovells attorneys Dennis H. Tracey, III, Elizabeth C. Carter, and William C. Winter.

Conference Schedule:

●	Bitcoin 2024 in Nashville, TN on July 25th – 27th

●	Blockchain Futurist Conference in Toronto, ON on August 13th – 14th

●	H.C. Wainwright 26th Annual Global Investment Conference in New York, NY on September 9th – 11th

●	Pacific Bitcoin Festival in Los Angeles, CA on October 18th – 19th

●	LD Micro Main Event XVII in Los Angeles, CA on October 28th – 30th

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation was recently independently certified as 100% carbon-neutral and the company is also pursuing a carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the "SEC"), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024.

INVESTOR CONTACT:

Name: James Carbonara

Company: Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com